Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 21, 2001, except for Note 17, which is as of November 14, 2001, appearing on page 9 of The Montana Power Company's Current Report on Form 8-K dated November 19, 2001. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus.

PricewaterhouseCoopers LLP

Portland, Oregon

March 26, 2002